Exhibit 1.2

EXECUTION VERSION

PHILIP MORRIS INTERNATIONAL INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

May 13, 2008

PHILIP MORRIS INTERNATIONAL INC.

120 Park Avenue

New York, New York 10017

Attention:   Marco Kuepfer

  Vice President Finance and Treasurer

Dear Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities and Warrants to Purchase Debt Securities dated as of April 25, 2008 in connection with Philip Morris International Inc.’s registration statement on Form S-3 (No. 333-150449) and which is incorporated herein by reference (the “Underwriting Agreement”), the following securities on the following terms:

Debt Securities

Title:

4.875% Notes due 2013 (the “2013 Notes”).

5.650% Notes due 2018 (the “2018 Notes”).

6.375% Notes due 2038 (the “2038 Notes” and collectively with the 2013 Notes and the 2018 Notes, the “Notes”).

Principal Amount:

In the case of the 2013 Notes, $2,000,000,000.

In the case of the 2018 Notes, $2,500,000,000.

In the case of the 2038 Notes, $1,500,000,000.

Interest Rate:

In the case of the 2013 Notes, 4.875% per annum, from May 16, 2008, payable semiannually in arrears on May 16 and November 16, commencing November 16, 2008, to holders of record on the preceding May 1 or November 1, as the case may be.

In the case of the 2018 Notes, 5.650% per annum, from May 16, 2008, payable semiannually in arrears on May 16 and November 16, commencing November 16, 2008, to holders of record on the preceding May 1 or November 1, as the case may be.

In the case of the 2038 Notes, 6.375% per annum, from May 16, 2008, payable semiannually in arrears on May 16 and November 16, commencing November 16, 2008, to holders of record on the preceding May 1 or November 1, as the case may be.

Maturity:

In the case of the 2013 Notes, May 16, 2013.

In the case of the 2018 Notes, May 16, 2018.

In the case of the 2038 Notes, May 16, 2038.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, including its participants Clearstream or Euroclear, or their respective designated custodian, in denominations of $2,000 and $1,000 integral multiples thereof.

Conversion Provisions:

None.

Optional Tax Redemption:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes – Redemption for Tax Reasons” in the Prospectus Supplement.

Option to Elect Repayment:

None.

Sinking Fund:

None.

Listing:

Application will be made to list the Notes on the New York Stock Exchange.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the Prospectus Supplement.

Purchase Price:

In the case of the 2013 Notes, 99.374% of the principal amount of the 2013 Notes, plus accrued interest, if any, from May 16, 2008.

In the case of the 2018 Notes, 99.286% of the principal amount of the 2018 Notes, plus accrued interest, if any, from May 16, 2008.

In the case of the 2038 Notes, 98.674% of the principal amount of the 2038 Notes, plus accrued interest, if any, from May 16, 2008.

Expected Reoffering Price:

In the case of the 2013 Notes, 99.724% of the principal amount of the 2013 Notes, plus accrued interest, if any, from May 16, 2008.

In the case of the 2018 Notes, 99.736% of the principal amount of the 2018 Notes, plus accrued interest, if any, from May 16, 2008.

In the case of the 2038 Notes, 99.549% of the principal amount of the 2038 Notes, plus accrued interest, if any, from May 16, 2008.

Names and Addresses of Representatives of the Several Underwriters:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attn: Investment Grade Debt Capital Markets – Syndicate Desk

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Attn: Investment Grade Debt Capital Markets – Syndicate Desk.

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Attn: Debt Capital Markets, Consumer Retail Group

(with a copy to the General Counsel at the same address)

The respective principal amounts of the Debt Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

Except as set forth below, the provisions of the Underwriting Agreement are incorporated herein by reference and the following provisions are hereby added thereto and made a part thereof:

1. For purposes of the Underwriting Agreement, the “Applicable Time” is 5:00 pm (New York City time) on the date of this Terms Agreement.

2. For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the prospectus supplement consists of the following information: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement, the information contained in the fifth and sixth paragraphs under the caption “Underwriting” in the prospectus supplement.

3. The following selling restrictions apply to the offer and sale of the Notes:

(a) Each Underwriter hereby severally represents and agrees that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the Notes or distribute the Prospectus, or any other offering material relating to the Notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on the Company except as agreed to with the Company in advance of such offer, sale or delivery.

(b) Each Underwriter hereby severally represents and agrees that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(1) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(2) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(3) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(4) in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(c) Each Underwriter hereby severally represents and agrees that (1) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (2) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(d) Each Underwriter hereby severally represents and agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (A) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (B) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (C) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(e) Each Underwriter hereby severally represents and agrees that it will not offer or sell the Notes or make the Notes the subject of an invitation for subscription or purchase nor may it circulate or distribute the Prospectus or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Notes, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (2) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

(f) Each Underwriter hereby severally represents and agrees that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

The Closing will take place at 9:00 A.M., New York City time, on May 16, 2008, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166.

The Notes will be made available for checking and packaging at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at least 24 hours prior to the Closing Date.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Helena Willner
Name: Helena Willner
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
Name: Jared Birnbaum
Title: Director

By:	/s/ Matthew J. Siracuse
Name: Matthew J. Siracuse
Title: Director/Debt Syndicate

LEHMAN BROTHERS INC.

By:	/s/ Michael Goldberg
Name: Michael Goldberg
Title: Managing Director

Acting as Representatives of the several Underwriters

Accepted:

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ Marco Kuepfer
Name: Marco Kuepfer
Title: Vice President Finance and Treasurer

SCHEDULE A

DEBT SECURITIES

Underwriter	Principal Amount of 4.875% Notes due 2013	Principal Amount of 5.650% Notes due 2018	Principal Amount of 6.375% Notes due 2038
Credit Suisse Securities (USA) LLC	$500,000,000	$625,000,000	$375,000,000
Deutsche Bank Securities Inc.	500,000,000	625,000,000	375,000,000
Lehman Brothers Inc.	500,000,000	625,000,000	375,000,000
Greenwich Capital Markets, Inc.	100,000,000	125,000,000	75,000,000
HSBC Securities (USA) Inc.	100,000,000	125,000,000	75,000,000
SG Americas Securities, LLC	100,000,000	125,000,000	75,000,000
Banca IMI S.p.A	50,000,000	62,500,000	37,500,000
BBVA Securities, Inc.	50,000,000	62,500,000	37,500,000
BNP Paribas Securities Corp.	50,000,000	62,500,000	37,500,000
Calyon Securities (USA) Inc.	50,000,000	62,500,000	37,500,000

Total	$2,000,000,000	$2,500,000,000	$1,500,000,000

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SCHEDULE B

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Electronic roadshow

(b) Additional Documents Incorporated by Reference: None

(c) Final Term Sheet, attached as Schedule C hereto

(d) Electronic roadshow

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SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-150449

FINAL TERM SHEET

Dated May 13, 2008

4.875% Notes due 2013

5.650% Notes due 2018

6.375% Notes due 2038

Issuer:	Philip Morris International Inc.

Offering Format:	SEC Registered

Security:	4.875% Notes due 2013 (the “2013 Notes”) 5.650% Notes due 2018 (the “2018 Notes”) 6.375% Notes due 2038 (the “2038 Notes”)

Aggregate Principal Amount:	2013 Notes: $2,000,000,000 2018 Notes: $2,500,000,000 2038 Notes: $1,500,000,000

Maturity Date:	2013 Notes: May 16, 2013 2018 Notes: May 16, 2018 2038 Notes: May 16, 2038

Coupon:	2013 Notes: 4.875% 2018 Notes: 5.650% 2038 Notes: 6.375%

Interest Payment Dates:	Semi-annually on each May 16 and November 16, commencing November 16, 2008

Price to Public:	2013 Notes: 99.724% of principal amount 2018 Notes: 99.736% of principal amount 2038 Notes: 99.549% of principal amount

Net Proceeds (Before Expenses):	2013 Notes: $1,987,480,000 2018 Notes: $2,482,150,000 2038 Notes: $1,480,110,000

Underwriting Discount:	Per 2013 Note: 0.35% Per 2018 Note: 0.45% Per 2038 Note: 0.875%

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Benchmark Treasury:	2013 Notes: 3.125% due April 2013 2018 Notes: 3.875% due May 2018 2038 Notes: 5.000% due May 2037

Benchmark Treasury Yield:	2013 Notes: 3.168% 2018 Notes: 3.915% 2038 Notes: 4.639%

Spread to Benchmark Treasury:	2013 Notes: + 177 bp 2018 Notes: + 177 bp 2038 Notes: + 177 bp

Yield:	2013 Notes: 4.938% 2018 Notes: 5.685% 2038 Notes: 6.409%

Settlement Date (T+3):	May 16, 2008

CUSIP/ISIN:	2013 Notes: 718172 AB5 / US718172AB55 2018 Notes: 718172 AA7 / US718172AA72 2038 Notes: 718172 AC3 / US718172AC39

Listing:	Application will be made to list the 2013 Notes, the 2018 Notes and the 2038 Notes on the New York Stock Exchange.

Anticipated Ratings:	A2 by Moody’s Investors Service, Inc. A by Standard & Poor’s Ratings Services A+ by Fitch Ratings

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Lehman Brothers Inc.

Senior Co-Managers:	Greenwich Capital Markets, Inc. HSBC Securities (USA) Inc. SG Americas Securities, LLC

Co-Managers:	Banca IMI S.p.A. BBVA Securities, Inc. BNP Paribas Securities Corp. Calyon Securities (USA) Inc.

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Allocation:

	2013 Notes	2018 Notes	2038 Notes
Credit Suisse Securities (USA) LLC	$500,000,000	$625,000,000	$375,000,000
Deutsche Bank Securities Inc.	500,000,000	625,000,000	375,000,000
Lehman Brothers Inc.	500,000,000	625,000,000	375,000,000
Greenwich Capital Markets, Inc.	100,000,000	125,000,000	75,000,000
HSBC Securities (USA) Inc.	100,000,000	125,000,000	75,000,000
SG Americas Securities, LLC	100,000,000	125,000,000	75,000,000
Banca IMI S.p.A.	50,000,000	62,500,000	37,500,000
BBVA Securities, Inc.	50,000,000	62,500,000	37,500,000
BNP Paribas Securities Corp.	50,000,000	62,500,000	37,500,000
Calyon Securities (USA) Inc.	50,000,000	62,500,000	37,500,000

Total	$2,000,000,000_	$2,500,000,000_	$1,500,000,000

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 800-221-1037, Deutsche Bank Securities Inc. toll free at 800-503-4611 or Lehman Brothers Inc. toll free at 888-603-5847.

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